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                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    Eimo Oyj
             (Exact name of registrant as specified in its charter)

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
       Republic of Finland                                               None
(State of incorporation or organization)                  (I.R.S. Employer Identification No.)

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                Norokatu 5 Fin-15101 Lahti, Finland
              (Address of principal executive offices)          (Zip Code)
                            ________________________

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to so be registered                    each class is to be registered

                None                                     Not applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

   Registration No. 333-13154 on Form F-4 and Registration No. 333-13158 on Form F-6

Securities to be registered pursuant to Section 12(g) of the Act:

                        Eimo American Depositary Shares
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered

     A description of Eimo Oyj's American Depositary Shares and other information with respect thereto is set forth under the following headings in the proxy statement/prospectus in Post-Effective Amendment No. 2 to Eimo's Registration Statement on Form F-4 (Registration No. 333-13154), as amended, filed with the Securities and Exchange Commission on July 13, 2001, including any form of prospectus contained in such registration statement filed under Rule 425 of the Securities Act of 1933, as amended: "Description of Eimo American Depositary Shares" beginning on page 150 thereof, "Taxation of Eimo Series A Shares and American Depositary Shares" beginning on page 137 thereof, "The Finnish Securities Market" beginning on page 154 thereof, and "Comparison of Rights of Triple S Shareholders and Eimo Shareholders" beginning on page 156 thereof. Such description of the American Depositary Shares and other information with respect thereto is incorporated by reference in this Item 1.

Item 2.    Exhibits

     The following exhibits are filed as part of this registration statement:

     4.1  Memorandum and Articles of Association of Eimo Oyj*
     4.2 Form of Deposit Agreement, dated as of July ___, 2001, among Eimo Oyj, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.**

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        EIMO OYJ
Date:  August 13, 2001
                                        By:  /s/ Elmar Paananen
                                           -------------------------
                                           Name:  Elmar Paananen
                                           Title:  Vice Chairman
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*    Incorporated by reference to the Exhibit of the same number to Eimo's Post-
     Effective Amendment No. 1 (filed with the Securities and Exchange
     Commission on June 27, 2001) to Eimo's Registration Statement on Form F-4, including any amendments thereto (Registration No. 333-13154).


** Incorporated by reference to Exhibit (a) to Eimo's Post-Effective Amendment No. 1 (filed with the Securities and Exchange Commission on July 19, 2001) to Eimo's Registration Statement on Form F-6, including any amendments thereto (Registration No. 333-13158).